SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 25, 2015

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On August 25, 2015, Brand Loyalty Group B.V. ("BrandLoyalty"), in which Alliance Data Systems Corporation holds a 70% interest, and certain subsidiaries of BrandLoyalty, as borrowers and guarantors, Deutsche Bank Luxembourg S.A., Deutsche Bank Nederland N.V. (as Arranger) and ING Bank N.V. (as Arranger, Agent and Security Agent), entered into that certain Amendment and Restatement Agreement dated as of August 25, 2015, including the Amended and Restated Facilities Agreement, as amended (the "2015 BrandLoyalty Credit Agreement").  The 2015 BrandLoyalty Credit Agreement is secured by the accounts receivable, inventory, fixed assets, bank accounts and shares of BrandLoyalty and certain of its subsidiaries. The 2015 BrandLoyalty Credit Agreement provides for a committed revolving line of credit of €62.5 million and an uncommitted revolving line of credit of €62.5 million, both of which are scheduled to mature on August 25, 2018.

All advances under the 2015 BrandLoyalty Credit Agreement are denominated in Euros. The interest rate fluctuates and is equal to EURIBOR, as defined in the 2015 BrandLoyalty Credit Agreement, plus an applicable margin based on BrandLoyalty's senior net leverage ratio. The 2015 BrandLoyalty Credit Agreement contains financial covenants, including a senior net leverage ratio and a minimum annual EBITDA, as well as usual and customary negative covenants and events of default.

The preceding summary of the 2015 BrandLoyalty Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement.

Simultaneously with entering into the 2015 BrandLoyalty Credit Agreement referenced in Item 1.01 above, BrandLoyalty terminated its  Amendment and Restatement Agreement, dated as of December 19, 2013, including the Amended and Restated Completion Facilities Agreement, as amended, by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (as Coordinator and Documentation Agent), Deutsche Bank Nederland N.V., ING Bank N.V. (as Agent and Security Agent) and NIBC Bank N.V., which facility was scheduled to mature on December 31, 2015.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1
Amendment and Restatement Agreement, dated as of August 25, 2015, including Amended and Restated Facilities Agreement, as amended, by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Deutsche Bank Nederland N.V. (as Arranger) and ING Bank N.V. (as Arranger, Agent and Security Agent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: August 28, 2015	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1
Amendment and Restatement Agreement, dated as of August 25, 2015, including Amended and Restated Completion Facilities Agreement, as amended, by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Deutsche Bank Nederland N.V. (as Arranger) and ING Bank N.V. (as Arranger, Agent and Security Agent).